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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
               (Exact name of registrant as specified in charter)

                                    NEW YORK
                    (State of incorporation or organization)

                                   11-2418067
                      (I.R.S. Employer Identification no.)

                388 GREENWICH STREET
                 NEW YORK, NEW YORK                    10013
               (Address of Principal                 (Zip Code)
                 Executive Offices)

         If this Form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]


         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective with the effectiveness of a concurrent registration pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement to which this form relates:   333-38931
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
             -------------------               ------------------------------

CALL WARRANTS ON THE 1999 TEN+(SM) INDEX       CHICAGO BOARD OPTIONS EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Warrants," and "Description of the Warrants" on pages S-2 through S-7, S-8 through S-16 and S-18 through S-32, respectively, of the registrant's Prospectus Supplement, Subject to Completion, dated September 22, 1999 (Registration No. 333-38931) and under the heading "Description of Index Warrants," on pages 15 through 19 of the accompanying Prospectus, dated December 1, 1997, which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.    EXHIBITS.

                  99 (A). Prospectus Supplement, Subject to Completion, dated September 22, 1999, incorporated by reference to the registrant's filing under Rule 424(b) with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-38931).

                  99 (B).  Form of Warrant.

                  99 (C). Form of Warrant Agreement among Salomon Smith Barney Holdings Inc., Citibank, N.A., as warrant agent, and Salomon Smith Barney Inc., as determination agent.

                  Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the Chicago Board Options Exchange.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Salomon Smith Barney Holdings Inc.
                                     (Registrant)

Date:    October 7, 1999             By:  /s/ Mark Kleinman
                                        -------------------
                                        Name:  Mark Kleinman
                                        Title: Executive Vice President and
                                                  Treasurer



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                                INDEX TO EXHIBITS

         EXHIBIT NO.                                 EXHIBIT
         -----------                                 -------
           99(A). Prospectus Supplement, Subject to Completion, dated September 22, 1999, incorporated by reference to the registrant's filing under Rule 424(b) with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-38931).

           99(B).                       Form of Warrant.

           99(C). Form of Warrant Agreement among Salomon Smith Barney Holdings Inc., Citibank, N.A., as warrant agent, and Salomon Smith Barney Inc., as determination agent.


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